UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2015

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 North Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 29, 2015, Cocrystal Pharma, Inc. (the “Company”) held its Annual Meeting of Shareholders at which the Company’s shareholders elected the members of the Company’s board of directors to serve until the Company’s next Annual Meeting of Shareholders and voted on a number of additional proposals which were described in greater detail in the Company’s definitive proxy materials filed with the Securities and Exchange Commission on June 1, 2015. Voting results are as follows:

Proposal 1.  Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Raymond Schinazi	468,308,366	317,840	46,531,871
Dr. Gary Wilcox	468,542,256	83,950	46,531,871
Mr. Jeffrey Meckler	468,542,162	84,044	46,531,871
Dr. David Block	468,543,081	83,125	46,531,871
Dr. Phillip Frost	468,277,716	348,490	46,531,871
Dr. Jane Hsiao	468,264,165	362,041	46,531,871
Mr. Steven Rubin	468,273,041	353,165	46,531,871

Each director nominated was elected by over 99% of the votes cast.

Proposal 2.  Approval and Ratification of the 2015 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
467,062,361	1,312,002	251,843	46,531,871

The 2015 Equity Incentive Plan was approved and ratified by over 99% of the votes cast.

Proposal 3.  Approval of Reverse Stock Split

Split Ratio	Votes For	Votes Against	Abstentions
1 for 5	511,571,910	3,175,782	410,385
1 for 8	490,933,059	13,009,339	11,215,679
Between 1 for 5 and 1 for 8	491,952,718	11,970,204	11,235,155

Each proposed split ratio was approved a number of votes representing over a majority of shares outstanding.

Proposal 4.  Shareholder Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
467,678,052	648,551	299,603	46,531,871

The shareholder advisory vote on executive compensation was approved by over 99% of the votes cast.

Proposal 5.  Shareholder Advisory Vote on Frequency of Advisory Vote

1 Year	2 Years	3 Years	Abstentions
4,736,844	2,530,095	461,158,353	200,914
Over 98% of the votes cast by shareholders were in favor of a three-year frequency for shareholder advisory votes on executive compensation.

Proposal 6.  Ratification of the Appointment of BDO USA, LLP as Company’s Independent Registered Public Accounting Firm for Fiscal Year 2015

Votes For	Votes Against	Abstentions
513,812,814	415,722	929,541

BDO USA, LLP was ratified as the Company’s independent registered public accounting firm by over 99% of the votes cast.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cocrystal Pharma, Inc.

Date: July 2, 2015	By: /s/ Jeffrey Meckler
Name:  Jeffrey Meckler
Title:   Chief Executive Officer